2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 18, 2006

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Virginia                000-23847                   54-1873994
 (State or other jurisdiction of   (Commission               (I.R.S. Employer
 incorporation or organization)    File Number)             Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated July 18, 2006.


Item 12.    Results of Operations and Financial Condition.

         On July 18, 2006, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended June 30, 2006. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                              By:      /s/  Steven M. Belote
                              -------------------------------------------------
                                     Steven M. Belote
                                     Vice President and Chief Financial Officer


July 18, 2006

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, July 18, 2006

           Shore Financial Corporation Announces 20% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $736,100, or $0.35 per diluted share, for the three months ended June 30, 2006, representing a 19.9% increase over earnings of $613,700, or $0.29 per diluted share, for the same period of 2005. Earnings for the six months ended June 30, 2006 increased 15.0% to $1.43 million, as compared to $1.24 million for the 2005 six month period.

         Non interest income continued to drive earnings growth during the June quarter and six month periods with an increase of 49.3% and 50.8%, respectively. Non interest income for the June 2006 quarter was $842,100, compared to $563,900 for the June 2005 quarter end, while non interest income was $1.64 million for the six months ended June 30, 2006, compared to $1.09 million for the same period of 2005. Income from deposit accounts accounted for the majority of this growth, increasing to $621,900 and $1.21 million or 94.6% and 99.9% for the three and six months ended June 30, 2006, respectively. The company's investment subsidiary operations continued its strong performance earning commissions of $112,100 and $190,500 during the 2006 quarter and six month periods, respectively, compared to $33,200 and $64,400 for the same periods in 2005.

         Scott C. Harvard, President and CEO, stated, "We saw excellent results for the first six months of 2006, thanks in a large part to the growth in non interest income. Growth in our Shore Investments subsidiary has complimented the expansion of fee based deposit services, helping to overcome downward pressure on the interest margin."

         Net interest income also contributed to earnings growth with an increase of 4.8% to $2.15 million for the three months ended June 30, 2006 and an increase of 4.1% for the six months ended June 30, 2006, as compared to the same periods of 2005. This increase occurred in the face of pressure on the company's net interest margin and was primarily driven by an increase in loans which averaged $203.3 million during the six months ended June 30, 2006, compared to $182.2 million for the 2005 six month period. Growth in the bank's residential real estate loan portfolio constituted the majority of total loan growth with average balances increasing 18.0%. The company's total assets reached $264.6 million, compared to $247.4 million at December 2005. Deposit balances were $206.9 million at June 30, 2006, compared to $189.0 million at December 31, 2005.

         Non interest expense for the June 2006 quarter and six month periods was $1.87 million and $3.76 million, respectively, as compared to $1.64 million and $3.24 million, respectively, during the same periods of 2005. Employee compensation and benefits expense accounted for a significant portion of the increase in non interest expense, including increased commission driven compensation, the expensing of employee stock options granted during March 2006, increases in personnel and normal salary adjustments that have occurred over the past year. Other increases in expenses relate to the bank's expanded ATM network and internet banking activities along with professional fees associated with long range planning and new deposit product initiatives.

         During the first six months of the year the bank made good progress towards improving the efficiency of the operation. From 2002 through 2004 the company operated at an efficiency ratio below 60%. Expenses associated with increased regulatory compliance and the 2004 opening of a new headquarters facility put added pressure on the efficiency ratio. For the first six months of 2006 the efficiency ratio was 63.11%, compared to 63.50% for the first six months of 2005. The efficiency ratio showed marked improvement quarter to quarter in 2006, declining from 63.95% in the first quarter to 62.25% in the second quarter.

         Asset quality remained strong during the quarter. The bank's allowance for loan losses to period end loans ratio was 1.35% at June 30, 2006, a level management considers commensurate with the risk existing in the bank's loan portfolio. Additionally, the bank's delinquent loan levels remain manageable with a non current loan to total loan ratio of 0.89% at June 30, 2006.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ Global Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, twenty-three ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com



                                   Shore Financial Corporation
                                         Earnings Release


Financial Highlights:

                                  Three Months Ended June 30,         Six Months Ended June 30,
                                --------------------------------    -------------------------------
                                     2006             2005              2006              2005
                                ---------------   --------------    --------------    -------------

OPERATIONS:

Net Interest Income                 $2,145,800       $2,046,700        $4,288,200       $4,119,800

Noninterest Income                     842,100          563,900         1,637,600        1,086,100

Loan Loss Provision                     51,900           82,000            91,800          160,200

Noninterest Expense                  1,869,100        1,639,100         3,759,800        3,239,600

Income Tax Expense                     330,800          275,800           643,000          561,300

Net Income                             736,100          613,700         1,431,200        1,244,800

===================================================================================================

RATIOS AND OTHER:

Total Shares Outstanding             2,076,827        2,074,207         2,076,827        2,074,207

Weighted Avg Shares-Basic            2,076,600        2,070,800         2,075,900        2,069,275

Weighted Avg Shares-Diluted          2,102,500        2,101,200         2,101,000        2,099,775

Basic Earnings Per Share                  0.36             0.29              0.69             0.60

Diluted Earnings Per Share                0.35             0.29              0.68             0.59

Total Assets                       264,572,600      250,786,300       264,572,600      250,786,300

Gross Loans                        213,106,900      188,814,200       213,106,900      188,814,200

Deposits                           206,949,000      196,215,200       206,949,000      196,215,200

Total Equity                        24,595,500       22,686,900        24,595,500       22,686,900

Average Assets                     258,721,500      244,827,100       254,168,500      240,916,482

Average Equity                      24,634,500       22,382,700        24,381,500       22,340,000

Net Interest Margin                      3.56%            3.63%             3.63%            3.71%

Return on Average Assets                 1.14%            1.00%             1.13%            1.03%

Return on Average Equity                11.95%           10.97%            11.74%           11.14%

Efficiency Ratio                        62.25%           63.47%            63.11%           63.50%
